FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations:
Frank Henigman	Scott Liolios or Cody Slach
Chief Financial Officer	Liolios Group, Inc.
Rubio's Restaurants, Inc.	Tel (949) 574-3860
Tel (760) 929-8226	info@liolios.com
fhenigman@rubios.com

Rubio’s Restaurants Reports Fourth Quarter and Fiscal 2009 Results

Record Fiscal Year 2009 Revenues of $189 Million Up 5% Year-Over-Year;
Record Fiscal Year 2009 Adjusted EBITDA of $13.1 Million or $1.30 per Share

CARLSBAD, CA – March 26, 2010 - Rubio's® Restaurants, Inc. (NASDAQ: RUBO) reported financial results for the fourth quarter and fiscal year ended December 27, 2009.

Fourth Quarter and Fiscal 2009 Financial Highlights

Revenues in the fourth quarter of 2009 totaled $45.4 million, an increase of 1% from $45.0 million reported in the same year-ago quarter. Revenue for the full year of 2009 totaled a record $188.9 million, up 5% from $179.3 million in the same year-ago period.

Net loss was $852,000 or $(0.08) per share in the fourth quarter of 2009 versus a net loss of $295,000 or $(0.03) per basic and diluted share in the same year-ago quarter. The fourth quarter of 2009 included an asset impairment charge of $683,000 or a tax-effected $(0.04) per share and non-recurring expenses associated with the ongoing evaluation of strategic alternatives of $211,000 or a tax-effected $(0.01) per share. Net loss before non-cash impairment charges and non-recurring expenses associated with the ongoing evaluation of strategic alternatives was $311,000 or $(0.03) in the fourth quarter of 2009, versus a net loss of $295,000 or $(0.03) per share in the same year-ago quarter, during which there were no impairment charges.

Fiscal 2009 net income was $392,000 or $0.04 per basic and diluted share versus net income of $84,000 or $0.01 per diluted share in the same year-ago period. Net income in the full year of 2009 included asset impairment charges of $1.1 million or a tax-effected $(0.06) per basic and diluted share and non-recurring expenses associated with the ongoing evaluation of strategic alternatives of $211,000 or a tax-effected $(0.02) per basic and diluted share, versus a store closure reversal credit of $46,000 or $0.00 per diluted share in 2008. Fiscal 2009 net income before non-cash impairment charges and non-recurring expenses associated with the ongoing evaluation of strategic alternatives was $1.2 million or $0.12 per basic and diluted share. The asset impairment charges in both the fourth quarter and full year 2009 relate to units targeted for closure upon lease expiration and units concentrated in areas particularly hard-hit by the economic downturn.

Adjusted EBITDA (a non-GAAP measure as defined below), was $2.4 million or $0.24 per basic and diluted share in the fourth quarter of 2009, versus $2.6 million or $0.26 per basic and diluted share in the same year-ago period. Excluding the above-mentioned $211,000 in non-recurring expenses in Q4 of 2009, adjusted EBITDA was $2.6 million or $0.26 per basic and diluted share in both the fourth quarter of 2009 and in the same year-ago period. For the full year of 2009, adjusted EBITDA was a record $13.1 million or $1.30 per diluted share, versus $11.6 million or $1.16 per diluted share in the same year-ago period. Excluding the aforementioned $211,000 in non-recurring expenses, adjusted EBITDA was a record $13.3 million or $1.32 per basic and diluted share, up 14% from $11.6 million or $1.16 per diluted share in the same year-ago period.

Cash and cash equivalents at December 27, 2009 totaled $9.5 million, up 29% from $7.4 million in the previous quarter and up 64% from $5.8 million at the end of fiscal 2008.

Fourth Quarter and Fiscal 2009 Operating Highlights

Comparable store sales (stores operating for more than 15 months) decreased 2.7% in the fourth quarter of 2009 versus a comparable store sales decrease of 0.2% in the same quarter last year. Comparable store sales for fiscal 2009 decreased 0.7% versus a comparable store sales decrease of 2.4% in 2008. In both the fourth quarter and full year 2009, the impact of decreased transaction volume more than offset an increase in the average check per customer.

Average unit volume was slightly less than $1.0 million, which was virtually unchanged from the same year-ago quarter.

Restaurant operating margin (a non-GAAP measure as defined below) was 17.1%, as compared to 15.3% in the same year-ago quarter. For fiscal 2009, restaurant operating margin was 16.4% as compared to 15.9% in 2008.

In the fourth quarter of 2009, as a percentage of restaurant sales, restaurant labor cost increased by 90 basis points and restaurant occupancy and other costs rose by 60 basis points versus the same quarter last year, while cost of sales decreased by 330 basis points. The increase in restaurant labor cost as a percentage of sales was primarily attributable to deleveraging manager salaries caused by decreased comp sales. The increase in restaurant occupancy and other costs was primarily due to higher rent and common area maintenance charges. The decrease in cost of sales as a percentage of sales was driven primarily by the impact of menu price increases that the company was able to leverage in combination with favorable supply agreements and product reformulation efforts.

General and administrative expenses for the fourth quarter of 2009 were $5.8 million, as compared to $4.4 million in the same year-ago quarter. As a percentage of sales, general and administrative expenses increased to 12.7% from 9.7% for the same period last year. The quarter-over-quarter increase was due to increased incentive compensation resulting from the record annual adjusted EBITDA performance, professional fees associated with the ongoing process of evaluating strategic alternatives and increased bad debt expense. As a percentage of sales, general and administrative expenses before non-recurring expenses mentioned above were 9.9% for the full year of 2009 as compared to 10.0% for 2008.

Rubio’s opened one restaurant in the fourth quarter of 2009, as compared to five in the same period a year-ago, increasing the total to ten units opened during 2009. Pre-opening expenses in the fourth quarter of 2009 were $14,000, a decrease of 93% from $201,000 in the same quarter last year.

Management Commentary

“Despite a still challenging economy, we have continued to drive both sales and cash generation, closing the fiscal year with record annual revenues and adjusted EBITDA,” said Dan Pittard, Rubio’s president and CEO. “I’m particularly pleased that we were able to improve restaurant level operating margin from 15.3% in Q4 2008 to 17.1% in Q4 2009, which resulted in flat quarter-over-quarter adjusted EBITDA despite the decrease in comparable store sales. We attribute our success to extremely tight cost control and our continued focus on implementing our winning strategy for the Fast Casual restaurant segment – still the fastest growing segment of the restaurant industry.”

“Our market research confirms our guests understand our value proposition, and it resonates particularly well with our customers in this economy. They appreciate that we provide an attractive casual ambiance along with a menu selection priced significantly below casual dining price points. We believe we are very well-positioned to build our customer base as the economy improves.”

“Our fourth quarter performance reflected its typical seasonality, which has been traditionally the low water mark for the year. However, Q4 also continued the tradition of surpassing the revenue of the previous year’s fourth quarter, making Q4 2009 another record revenue fourth quarter. As the first quarter of 2010 approaches its close, we are seeing the traditional seasonal sales increase following the fourth quarter.”

Rubio’s CFO Frank Henigman commented: “Our balance sheet remains strong, ending fiscal year 2009 with $9.5 million in cash and no debt. We generated $11.3 million in operating cash flow for the year, which provided the opportunity to build cash during the year while pursuing expansion plans that were tempered due to the economic environment.”

Conference Call

Rubio’s will host a conference later today (March 26, 2010) at 1:30 p.m. Eastern time (10:30 a.m. Pacific time) to discuss the financial results for the quarter and full year of 2009.

The conference call will be broadcast simultaneously and available for replay via the investor section of the company's Web site at www.rubios.com. If you have any difficulty connecting with the conference broadcast, please contact the Liolios Group at 1-949-574-3860.

About the Presentation of Non-GAAP Financial Information

Regulation G, “Disclosure of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. The company provides two non-GAAP financial measures, “restaurant operating margins” and “adjusted EBITDA.”

The company uses restaurant operating margins to evaluate the performance of its restaurants. Restaurant operating margin is calculated by dividing (i) restaurant sales less cost of sales, restaurant labor and restaurant occupancy and other by (ii) restaurant sales.

The company also provides adjusted EBITDA, which is not a recognized term under GAAP and does not purport to be an alternative to income from operations or net income or a measure of liquidity. The company’s management uses adjusted EBITDA as a measure of operating performance and in their evaluation of funding requirements for future development and other needs. Adjusted EBITDA is calculated as net income (loss) plus (less) income tax expense (benefit), plus interest, net, plus loss on disposal/sale of property, plus asset impairment and store closure expense or less store closure reversal, plus depreciation and amortization, plus share-based compensation expense.

The differences between adjusted EBITDA and GAAP net income for the 13-week quarters and 52-weeks of 2008 and 2009 are indicated as follows:

	For the Thirteen Weeks Ended
	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2008	Q2 2008	Q3 2008	Q4 2008
Net income (loss)	245	512	487	(852)	(745)	335	789	(295)
Income tax expense (benefit)	150	214	151	(451)	(497)	244	413	(165)
Interest expense (income) and investment (income), net	33	38	21	37	(1)	32	42	60
Loss on disposal/sale of property	85	99	75	110	104	58	57	76
Asset impairment and store closure expense (reversal)	-	359	26	683	(91)	45	-	-
Depreciation and amortization	2,496	2,449	2,480	2,482	2,259	2,332	2,420	2,641
Share-based compensation	226	247	264	422	349	361	529	279

ADJUSTED EBITDA	$3,235	$3,918	$3,504	$2,431	$1,378	$3,407	$4,250	$2,596

	For the Fifty-Two Weeks Ended
	Q4 2009	Q4 2008
Net income	392	84
Income tax expense (benefit)	64	(5)
Interest expense (income) and investment (income), net	129	133
Loss on disposal/sale of property	369	295
Asset impairment and store closure expense (reversal)	1,068	(46)
Depreciation and amortization	9,907	9,652
Share-based compensation	1,159	1,518

ADJUSTED EBITDA	$13,088	$11,631

The differences between adjusted EBITDA including costs incurred for the evaluation of strategic alternatives and GAAP net income for the 13-week quarter and 52-weeks ended December 27, 2009 are indicated as follows:

	For the Thirteen Weeks Ended	For the Fifty-Two Weeks Ended
	Q4 2009	Q4 2009
Net (loss) income	(852)	392
Income tax expense (benefit)	(451)	64
Interest expense (income) and investment (income), net	37	129
Loss on disposal/sale of property	110	369
Asset impairment charge	683	1,068
Depreciation and amortization	2,482	9,907
Share-based compensation	422	1,159
Costs for evaluation of strategic alternatives	211	211

ADJUSTED EBITDA	$2,642	$13,299

The differences between net (loss) income including asset impairment charges and costs incurred for the evaluation of strategic alternatives, and their respective tax effects, and GAAP net income for the 13-week quarter and 52-weeks ended December 27, 2009 are indicated as follows:

	For the Thirteen Weeks Ended	For the Fifty-Two Weeks Ended
	Q4 2009	Q4 2009
Net (loss) income	(852)	392
Asset impairment charge	683	1,068
Income tax effect of asset impairment charge	(270)	(422)
Costs for evaluation of strategic alternatives	211	211
Income tax effect of costs for evaluation of strategic alternatives	(83)	(83)

Net (loss) income before charges	$(311)	$1,166

Management believes these non-GAAP financial measures provide important supplemental information to investors. These measures should be used in addition to, and in conjunction with, results presented in accordance with GAAP. These measures should not be relied upon to the exclusion of the company’s GAAP financial measures. The company strongly encourages investors to review its financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

About Rubio's® Restaurants, Inc. (NASDAQ: RUBO)

Bold, distinctive, Baja-inspired food is the hallmark of Rubio's Fresh Mexican Grill(R). The first Rubio's was opened in 1983 in the Mission Bay community of San Diego by Ralph Rubio and his father, Ray Rubio. Rubio's is credited with introducing fish tacos to Southern California and starting a phenomenon that has spread coast to coast. In addition to chargrilled marinated chicken, lean carne asada steak, and slow-roasted pork carnitas, Rubio's menu features seafood items including grilled mahi mahi and shrimp. Guacamole and a variety of salsas and proprietary sauces are made from scratch daily, and Rubio's uses canola oil with zero grams trans fat per serving. The menu includes tacos, burritos, salads and bowls, quesadillas, HealthMex(R) offerings which are lower in fat and calories, and domestic and imported beer in most locations. Each restaurant design is reminiscent of the relaxed, warm and inviting atmosphere of Baja California, a coastal state of Mexico. Headquartered in Carlsbad, California, Rubio's operates, licenses or franchises more than 195 restaurants in California, Arizona, Colorado, Utah and Nevada. More information can be found at http://www.rubios.com.

Safe Harbor Disclosure

Some of the information in this press release or the related conference call may contain forward-looking statements regarding future events or the future financial performance of the company. Please note that any statements that may be considered forward-looking are based on projections; that any projections involve judgment, and that individual judgments may vary. Moreover, these projections are based only on limited information available to us now, which is subject to change. Actual results may differ substantially from any such forward looking statements as a result of various factors, many of which are beyond the company’s control, including, among others, the company’s comparable store sales results and revenues, the adverse effect the significant downturn in the economy has on the spending and dining out frequency of the company’s customers, the company’s ability to manage its product, labor expenses and other restaurant costs, the results of the Company’s evaluation of its strategic alternatives, the success of the company’s promotions, new product offerings and marketing strategies, the company’s ability to recruit and retain qualified personnel, adverse effects of weather and natural disasters, the adequacy of the company’s reserves related to closed stores or stores to be sold, increased depreciation or asset write downs, the company’s ability to manage ongoing and unanticipated costs, such as costs to comply with regulatory compliance and litigation costs, the company’s ability to implement a franchise strategy, the company’s ability to open additional restaurants in the coming periods that satisfy the company’s revenue objectives, the company’s ability to successfully resolve the company’s class action lawsuits filed in California and the effects of ever-increasing competition. These and other factors can be found in the company’s filings with the SEC including, without limitation, in the “Risk Factors” section of the company’s most recent Annual Report on Form 10-K. The company undertakes no obligation to release publicly the results of any revision to these forward-looking statements to reflect events or circumstances following the date of this release.

RUBIO’S RESTAURANTS, INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	For the Thirteen Weeks Ended		For the Fifty-Two Weeks Ended
	December 27, 2009	December 28, 2008	December 27, 2009	December 28, 2008

RESTAURANT SALES	$45,417	$44,963	$188,749	$179,130
FRANCHISE AND LICENSING REVENUES	26	21	129	174
TOTAL REVENUES	45,443	44,984	188,878	179,304

COST OF SALES	11,451	12,824	49,688	51,348
RESTAURANT LABOR	14,884	14,323	61,215	56,621
RESTAURANT OCCUPANCY AND OTHER	11,331	10,938	46,863	42,591
GENERAL AND ADMINISTRATIVE EXPENSES	5,754	4,381	18,830	17,942
DEPRECIATION AND AMORTIZATION	2,482	2,641	9,907	9,652
PRE-OPENING EXPENSES	14	201	353	689
ASSET IMPAIRMENT AND STORE CLOSURE EXPENSE (REVERSAL)	683	-	1,068	(46)
LOSS ON DISPOSAL/SALE OF PROPERTY	110	76	369	295

OPERATING (LOSS) INCOME	(1,266)	(400)	585	212
INTEREST (EXPENSE) INCOME AND INVESTMENT INCOME, NET	(37)	(60)	(129)	(133)

(LOSS) INCOME BEFORE INCOME TAXES	(1,303)	(460)	456	79
INCOME TAX (BENEFIT) EXPENSE	(451)	(165)	64	(5)

NET (LOSS) INCOME	$(852)	$(295)	$392	$84

BASIC EARNINGS DATA
EPS	$(0.08)	$(0.03)	$0.04	$0.01

AVERAGE SHARES OUTSTANDING	10,035	9,951	9,993	9,951

DILUTED EARNINGS DATA
EPS	$(0.08)	$(0.03)	$0.04	$0.01

AVERAGE SHARES OUTSTANDING	10,035	9,951	10,072	10,014

RUBIO’S RESTAURANTS, INC
OPERATING RESULTS AS A PERCENTAGE OF TOTAL REVENUES
 (unaudited)

	Percentage of Total Revenues		Percentage of Total Revenues
	For the Thirteen Weeks Ended		For the Fifty-Two Weeks Ended
	December 27, 2009	December 28, 2008	December 27, 2009	December 28, 2008

TOTAL REVENUES	100.0%	100.0%	100.0%	100.0%

COST OF SALES (1)	25.2%	28.5%	26.3%	28.7%
RESTAURANT LABOR (1)	32.8%	31.9%	32.4%	31.6%
RESTAURANT OCCUPANCY AND OTHER (1)	24.9%	24.3%	24.8%	23.8%
GENERAL AND ADMINISTRATIVE EXPENSES	12.7%	9.7%	10.0%	10.0%
DEPRECIATION AND AMORTIZATION	5.5%	5.9%	5.2%	5.4%
PRE-OPENING EXPENSES	0.0%	0.4%	0.2%	0.4%
ASSET IMPAIRMENT AND STORE CLOSURE EXPENSE (REVERSAL)	1.5%	0.0%	0.6%	0.0%
LOSS ON DISPOSAL/SALE OF PROPERTY	0.2%	0.2%	0.2%	0.2%
OPERATING (LOSS) INCOME	-2.8%	-0.9%	0.3%	0.1%
INTEREST (EXPENSE) INCOME AND INVESTMENT INCOME, NET	-0.1%	-0.1%	-0.1%	-0.1%
(LOSS) INCOME BEFORE INCOME TAXES	-2.9%	-1.0%	0.2%	0.0%
INCOME TAX (BENEFIT) EXPENSE	-1.0%	-0.4%	0.0%	0.0%
NET (LOSS) INCOME	-1.9%	-0.7%	0.2%	0.0%

(1)  As a percentage of restaurant sales

RUBIO’S RESTAURANTS, INC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 27, 2009	December 28, 2008

CASH AND SHORT-TERM INVESTMENTS	$9,544	$5,816
OTHER CURRENT ASSETS	9,505	10,913
PROPERTY - NET	43,086	45,947
OTHER ASSETS	12,566	10,473
TOTAL ASSETS	$74,701	$73,149

CURRENT LIABILITIES	$20,947	$19,172
OTHER LIABILITIES	6,599	8,591
STOCKHOLDERS' EQUITY	47,155	45,386
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$74,701	$73,149